Registration No. 333-

As filed with the Securities and Exchange Commission on June 15, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iSUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2150172
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

400 Avenue D, Suite 10

Williston, Vermont 05495

(Address of principal executive offices, including zip code)

iSun, Inc. 2020 Equity Incentive Plan

(the “2020 Equity Incentive Plan”)

(Full title of the plan)

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Jeffrey Peck

Chief Executive Officer

iSun, Inc.

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

H. Kenneth Merritt, Jr., Esq.

Merritt & Merritt

60 Lake Street, 2nd Floor

PO Box 5839

Burlington, VT 05402

Tel: (802) 658-7830

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) of iSun, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-249714, filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2020 by the Registrant, relating to the 2020 Plan, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
5.1	Opinion of Merritt & Merritt.
10.1	2020 Equity Incentive Plan, as amended
23.1	Consent of Marcum LLP
23.3	Consent of Merritt & Merritt (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof).
107	Filing Fee Table

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Vermont, on June 15, 2022.

iSUN, INC.

Date: June 15, 2022	By:	/s/ Jeffrey Peck
Jeffrey Peck Chief Executive Officer, Director (Principal Executive Officer)

Date: June 15, 2022	By:	/s/ John Sullivan
John Sullivan Chief Financial Officer (Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of iSun, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Peck as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date
/s/ Jeffrey Peck	President, Chief Executive Officer and Director	June 15, 2022
Jeffrey Peck	(Principal Executive Officer)

/s/ John Sullivan	Chief Financial Officer	June 15, 2022
John Sullivan	(Principal Financial and Accounting Officer)

/s/ Andrew Matthy	Director	June 15, 2022
Andrew Matthy

/s/ Claudia Meer	Director	June 15, 2022
Claudia Meer

/s/ Frederick Myrick	Director	June 15, 2022
Frederick Myrick

/s/ Stewart Martin	Director	June 15, 2022
Stewart Martin

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